EXHIBIT 21


                            SCHEDULE OF SUBSIDIARIES

                               AS OF MARCH 2, 2005


                                                            JURISDICTION OF
                                                            INCORPORATION OR         NAMES UNDER WHICH THE
         ENTITY NAME                                          ORGANIZATION            ENTITY DOES BUSINESS
Archivage Actif Groupe Iron Mountain SAS                      France

Archive Services Limited                                      United Kingdom

Archivex Box Company Limited                                  Alberta

Archivex Limited                                              Nova Scotia

Arcus Data Security Limited                                   United Kingdom

Britannia Data Management Limited                             United Kingdom

COMAC, Inc.                                                   Delaware                  COMAC

Connected Corporation                                         Delaware                  Connected

Connected Corporation Limited                                 United Kingdom

Connected G.m.b.H.                                            Germany

Connected S.A.S.                                              France

Custodia SOS Limitada                                         Chile

Datavault Holdings Limited                                    United Kingdom

Datavault Limited                                             Scotland

Datavault Northwest Limited                                   United Kingdom

Datavault Southwest Limited                                   United Kingdom

Docuguard Holdings Limited                                    Cyprus

Docuguard Austria G.m.b.H.                                    Austria

Docuguard CR - s.r.o.                                         Czech Republic

Docuguard CR - s.r.v.                                         Czech Republic

Docuguard Kft                                                 Hungary

Docuguard Romania Srl                                         Romania

Docuguard Slovakia s.r.o.                                     Slovakia


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                                                            JURISDICTION OF
                                                            INCORPORATION OR         NAMES UNDER WHICH THE
         ENTITY NAME                                          ORGANIZATION            ENTITY DOES BUSINESS
FIME S.A.                                                     France

H. Investments Ltd.                                           Cayman Islands

Honanross Ltd.                                                Ireland

Immobilsac Ltda.                                              Mexico

IMSA Peru SRL                                                 Peru                      Iron Mountain

Iron Mountain Argentina                                       Argentina                 Iron Mountain

Iron Mountain Assurance Corporation                           Vermont

Iron Mountain Belgium NV                                      Belgium                   Iron Mountain

Iron Mountain Box Company                                     Nova Scotia

Iron Mountain Canada Corporation                              Nova Scotia               Iron Mountain

Iron Mountain Cayman Ltd.                                     Cayman Islands

Iron Mountain Chile S.A.                                      Chile

Iron Mountain Chile Servicios S.A.                            Chile                     Iron Mountain

Iron Mountain Deutschland m.i.i.l. GmbH                       Germany                   Iron Mountain

Iron Mountain DIMS                                            United Kingdom

Iron Mountain DISOS GmbH                                      Germany

Iron Mountain do Brazil S.A.                                  Brazil

Iron Mountain Espana, S.A.                                    Spain                     Iron Mountain

Iron Mountain Europe Limited                                  United Kingdom            Iron Mountain

Iron Mountain (France), S.A.                                  France                    Iron Mountain

Iron Mountain Global, Inc.                                    Delaware

Iron Mountain Global, LLC                                     Delaware

Iron Mountain Group (Europe) Limited                          United Kingdom            Iron Mountain

Iron Mountain Holdings (Europe) Limited                       United Kingdom

Iron Mountain Holdings (France), SNC                          France

Iron Mountain Iberica, SL                                     Spain

Iron Mountain Information Management, Inc.                    Delaware                  Iron Mountain Off-Site Data Protection
                                                                                        Iron Mountain Records Management
                                                                                        Iron Mountain National Underground
                                                                                        Iron Mountain Digital Archives
                                                                                        Iron Mountain Secure Shredding

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                                                            JURISDICTION OF
                                                            INCORPORATION OR         NAMES UNDER WHICH THE
         ENTITY NAME                                          ORGANIZATION            ENTITY DOES BUSINESS
Iron Mountain Intellectual Property Management, Inc.          Delaware

Iron Mountain Ireland                                         Ireland                   Iron Mountain

Iron Mountain Ireland (Holdings)                              Ireland

Iron Mountain Livingston Limited                              United Kingdom

Iron Mountain Mayflower Ltd.                                  United Kingdom

Iron Mountain Mexico, S.A. de R.L. de C.V.                    Mexico

Iron Mountain MDM Limited                                     United Kingdom

Iron Mountain Nederland Holdings BV                           Netherlands

Iron Mountain (Nederland) B.V.                                Netherlands

Iron Mountain Norge AS                                        Norway                    Iron Mountain

Iron Mountain Norsk Geodata Senter                            Nowary

Iron Mountain Peru S.A.                                       Peru                      Iron Mountain

Iron Mountain PLE Limited                                     United Kingdom

Iron Mountain Records Management (Puerto Rico), Inc.          Puerto Rico               Iron Mountain Records Mnagement

Iron Mountain Scotland (Holdings) Limited                     United Kingdom

Iron Mountain Scotland Limited                                United Kingdom            Iron Mountain

Iron Mountain South America Ltd.                              Cayman Islands

Iron Mountain Statutory Trust 1998                            Connecticut

Iron Mountain Statutory Trust -1999                           Connecticut

Iron Mountain Step S.p.A.                                     Italy

Iron Mountain Tape Technology Norge AS                        Norway

Iron Mountain (UK) Limited                                    United Kingdom           Iron Mountain

JAD 93 Limited                                                United Kingdom

Jones & Crossland Limited                                     United Kingdom

Kestrel Data Services Limited                                 United Kingdom

Kestrel Data UK Limited                                       United Kingdom

Kestrel Reprographics Limited                                 United Kingdom

Memogarde, S.A.                                               France

Mountain Glenwood Real Estate, Inc.                           British Columbia

Mountain Real Estate Assets, Inc.                             Delaware

Mountain Reserve II, Inc.                                     Delaware


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

                                                            JURISDICTION OF
                                                            INCORPORATION OR         NAMES UNDER WHICH THE
         ENTITY NAME                                          ORGANIZATION            ENTITY DOES BUSINESS
Mountain West Palm Real Estate, Inc.                          Delaware Peru

Movers & Files, S.A.                                          Peru

Nettlebed Acquisition Corporation                             Delaware

Record Data Limited                                           Ireland

Silver Sky                                                    Jersey Channel Islands

Sistemas de Archivo Corporativo, S.A. de R.L. de C.V.         Mexico

Sistemas de Archivo de Mexico, S.A. de R.L. de C.V.           Mexico                    Iron Mountain

Sistemas de Archivo, S.A. de R.L. de C.V.                     Mexico                    Iron Mountain

Societe Civile Imobiliere du Chemin Cornillon                 France

The Document Storage Company Limited                          United Kingdom

397499 British Columbia Ltd.                                  British Columbia

TM 1177 Ltd.                                                  United Kingdom

Treeline Services Corporation                                 Delaware

Upper Providence Venture I, L.P.                              Pennsylvania
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